UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 11, 2008

INTERNATIONAL MONETARY SYSTEMS, LTD.
(Exact Name of Registrant as Specified in Charter)

WISCONSIN	000-30853	39-1924096
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16901 West Glendale Drive New Berlin, Wisconsin	53151
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 262-780-3640

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

International Monetary Systems, Ltd.

ITEM 1.01 -  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information required to be disclosed in this Item 1.01 is incorporated herein by reference from Item 3.02.

ITEM 3.02 –UNREGISTERED SALES (CONVERSION) OF EQUITY SECURITIES

On April 11, 2008, International Monetary Systems, LTD.  (the "Company") received $302,500 in exchange for 550,000 shares ($.55 per share) of its common stock, par value $0.0001 per share ("Common Stock"). The shares were issued as the result of Pratoerian Offshore, Ltd. exercising warrants. The funds will be used as working capital for general business purposes and to continue developing its infrastructure. The transaction is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the rules promulgated there under.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.

          99.1    Press Release dated April 17, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

International Monetary Systems, Ltd.
(Registrant)

Date: April 16, 2008	By: /S/ Danny W Weibling Danny W Weibling Chief Financial Officer and Treasurer